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                                             File No. 70-8205

           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549

           AMENDMENT NO. 8 (POST-EFFECTIVE) TO

            FORM U-1 APPLICATION-DECLARATION

                        UNDER THE

       PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


           CENTRAL AND SOUTH WEST CORPORATION
              1616 Woodall Rodgers Freeway
                     P.O. Box 660164
                  Dallas, Texas  75202

                    CSW ENERGY, INC.
              1616 Woodall Rodgers Freeway
                     P.O. Box 660789
                  Dallas, Texas  75202

      (Names of companies filing this statement and addresses of principal executive offices)


           CENTRAL AND SOUTH WEST CORPORATION
     (Name of top registered holding company parent)

                  Stephen J. McDonnell
                        Treasurer
            Central and South West Corporation
               1616 Woodall Rodgers Freeway
                     P.O. Box 660164
                   Dallas, Texas  75202

                      Terry D. Dennis
                         President
                      CSW Energy, Inc.
                1616 Woodall Rodgers Freeway
                       P.O. Box 660789
                    Dallas, Texas  75202

                       Joris M. Hogan
               Milbank, Tweed, Hadley & McCloy
                 One Chase Manhattan Plaza
                  New York, NY  10005-1413

         (Names and addresses of agents for service)

         Respectfully request that copies be sent to:

Adam Wenner                               Edwin F. Feo
Milbank, Tweed, Hadley & McCloy           Milbank, Tweed, Hadley &
International Square Building             McCloy
1825 Eye Street, N.W., Suite 1100         601 South Figueroa Street
Washington, D.C.  20006                   Los Angeles, CA  90017








          Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), and CSW Energy, Inc., a Texas corporation and wholly-owned nonutility subsidiary of CSW ("Energy"), hereby file this Amendment No. 8 (post-effective) to the Form U-1 Application-Declaration (the "Application-Declaration") in order to amend the Application-Declaration in the manner described below. Except as provided in this Amendment No. 8 (post-effective) (this "Amendment"), the Application-Declaration remains as previously filed.
Item 1.  Description of Proposed Transaction.
          Amendment No. 6 (post-effective) is hereby amended to amend Section 2 of Item 1 thereof by restating the first paragraph thereof in its entirety as follows:
          (2) Amendments to Authorization. CSW and Energy hereby request that the Commission (a) increase the aggregate amount of Guarantees that may from time to time be issued from $50 million to $75 million and (b) extend the authorization under the Application-Declaration until December 31, 2000.






                               S I G N A T U R E

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 22, 1995


                                    CENTRAL AND SOUTH WEST CORPORATION


                                    By:/s/STEPHEN J. MCDONNELL
                                    Stephen J. McDonnell
                                    Treasurer






                               S I G N A T U R E

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 22, 1995

                                    CSW ENERGY, INC.


                                    By:/s/TERRY D. DENNIS
                                    Terry D. Dennis
                                    President and Chief Executive
                                       Officer